CERTIFICATIONS — EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Flowers Foods, Inc. (the “company”) on Form 10-Q for the period ended July 14, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the company certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company as of the dates and for the periods expressed in the Report.

/s/ GEORGE E. DEESE

George E. Deese
Chairman of the Board, President and Chief Executive Officer
Date: August 23, 2007
/s/ JIMMY M. WOODWARD

Jimmy M. Woodward
Senior Vice President, Chief Financial
Officer and Chief Accounting Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.